Exhibit 99.1

PRESS RELEASE
CONTACT:
Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 5.5% to $0.5275 Per Unit and Reports

Record Quarterly and Annual Financial Results

TULSA, OKLAHOMA, January 28, 2011 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) declared a quarterly cash distribution for the quarter ended December 31, 2010 (the “2010 Quarter”) of $0.5275 per unit, or an annualized rate of $2.11 per unit, which will be paid on February 18, 2011, to AHGP’s unitholders of record as of the close of trading on February 11, 2011.

The announced distribution represents a 16.6% increase over the $0.4525 per unit distribution (an annualized rate of $1.81 per unit) for the quarter ended December 31, 2009 (the “2009 Quarter”) and an increase of 5.5% over the third quarter 2010 distribution of $0.50 per unit (an annualized rate of $2.00 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2010 Quarter of $0.86 per unit, or $3.44 per unit on an annualized basis, payable on February 14, 2011 to all unitholders of record as of the close of trading on February 7, 2011. (See ARLP Press Release dated January 28, 2011.)

AHGP also reported record net income for the 2010 Quarter of $47.6 million, or $0.80 per basic and diluted limited partner unit, an increase of 83.1% compared to net income for the 2009 Quarter of $26.0 million, or $0.43 per basic and diluted limited partner unit. For the year ended December 31, 2010, AHGP’s net income increased 52.6% to a record $174.3 million, or $2.91 per basic and diluted limited partner unit, compared to net income for the year ended December 31, 2009 of $114.2 million, or $1.91 per basic and diluted limited partner unit. (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $32.4 million, or $129.6 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2011 an estimated $3.5 million in general and administrative expenses associated with being a publicly traded limited partnership. At December 31, 2010, AHGP had no borrowings outstanding under its revolving credit facility.

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AHGP and ARLP will discuss their 2010 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (866) 356-4441 and provide pass code 21507166. International callers should dial (617) 597-5396 and provide the same pass code. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 10043698. International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: increased competition in coal markets and ARLP’s ability to respond to the competition; sustained decreases in coal prices, which could adversely affect ARLP’s operating results and cash flows; decreases in spot market prices for coal; risks associated with ARLP’s expansion of its operations and properties; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; the impact and duration of the current worldwide economic downturn; liquidity constraints, including those resulting from the cost or unavailability of financing due to current credit market conditions; customer bankruptcies or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon emissions, and other factors; legislation, regulatory and court decisions and interpretations thereof, including issues related to climate change and miner health and safety; ARLP’s productivity levels and margins earned on coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; replacement of coal reserves; a loss or reduction of benefits from certain tax credits; and difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in its commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010 with the SEC and AHGP’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, filed on November 8, 2010 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

SALES AND OPERATING REVENUES:
Coal sales	$404,820	$282,363	$1,551,539	$1,163,871
Transportation revenues	7,947	10,386	33,584	45,733
Other sales and operating revenues	5,754	5,327	24,620	20,998

Total revenues	418,521	298,076	1,609,743	1,230,602

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	259,578	191,834	1,009,935	797,527
Transportation expenses	7,947	10,386	33,584	45,733
Outside coal purchases	4,956	1,815	17,078	7,524
General and administrative	14,862	12,815	54,215	42,875
Depreciation, depletion and amortization	37,321	33,757	146,881	117,524

Total operating expenses	324,664	250,607	1,261,693	1,011,183

INCOME FROM OPERATIONS	93,857	47,469	348,050	219,419
Interest expense	(7,395)	(7,383)	(30,062)	(30,847)
Interest income	56	1	204	1,066
Other income	237	693	851	1,247

INCOME BEFORE INCOME TAXES	86,755	40,780	319,043	190,885
INCOME TAX EXPENSE (BENEFIT)	156	(102)	1,742	709

NET INCOME	86,599	40,882	317,301	190,176
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(39,001)	(14,890)	(142,957)	(75,960)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$47,598	$25,992	$174,344	$114,216

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.80	$0.43	$2.91	$1.91

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.50	$0.44	$1.90	$1.685

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

ASSETS	December 31,
	2010	2009

CURRENT ASSETS:
Cash and cash equivalents	$342,237	$24,361
Trade receivables	112,942	91,223
Other receivables	2,537	3,159
Due from affiliates	1,635	—
Inventories	31,548	64,357
Advance royalties	4,812	3,629
Prepaid expenses and other assets	10,363	8,889

Total current assets	506,074	195,618

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,598,130	1,378,914
Less accumulated depreciation, depletion and amortization	(648,883)	(556,370)

Total property, plant and equipment, net	949,247	822,544

OTHER ASSETS:
Advance royalties	27,439	26,802
Other long-term assets	21,312	9,303

Total other assets	48,751	36,105

TOTAL ASSETS	$1,504,072	$1,054,267

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$63,934	$63,496
Due to affiliates	573	27
Accrued taxes other than income taxes	13,916	10,792
Accrued payroll and related expenses	30,773	22,101
Accrued interest	2,491	2,918
Workers’ compensation and pneumoconiosis benefits	8,518	9,886
Current capital lease obligation	295	324
Other current liabilities	16,780	11,205
Current maturities, long-term debt	18,000	18,000

Total current liabilities	155,280	138,749

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	704,000	422,000
Pneumoconiosis benefits	45,039	34,344
Accrued pension benefit	13,296	19,696
Workers’ compensation	59,796	53,845
Asset retirement obligations	56,045	53,116
Due to affiliates	682	314
Long-term capital lease obligation	165	460
Other liabilities	12,549	9,043

Total long-term liabilities	891,572	592,818

Total liabilities	1,046,852	731,567

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	330,346	269,742
Accumulated other comprehensive loss	(8,138)	(7,465)

Total AHGP Partners’ Capital	322,208	262,277
Noncontrolling interest OCI	135,012	60,423

Total Partners’ Capital	457,220	322,700

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,504,072	$1,054,267

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2010	2009

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$517,025	$280,802

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(289,874)	(328,162)
Changes in accounts payable and accrued liabilities	(7,480)	5,727
Proceeds from sale of property, plant and equipment	381	8
Purchase of marketable securities	—	(4,527)
Proceeds from marketable securities	—	4,527
Receipts of prior advances on Gibson rail project	1,982	2,295

Net cash used in investing activities	(294,991)	(320,132)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing under term loan facility	300,000	—
Borrowings under revolving credit facilities	95,000	—
Payments under revolving credit facilities	(95,000)	—
Payments on capital lease obligation	(324)	(351)
Payment on long-term debt	(18,000)	(18,000)
Payment of debt issuance costs	(1,417)	(339)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,265)	(791)
Distributions paid by consolidated partnership to noncontrolling interests	(69,138)	(63,320)
Distributions paid to Partners	(113,740)	(100,869)

Net cash provided by (used in) provided by financing activities	96,116	(183,670)

EFFECT OF CURRENCY TRANSLATION ON CASH	(274)	653

NET CHANGE IN CASH AND CASH EQUIVALENTS	317,876	(222,347)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	24,361	246,708

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$342,237	$24,361

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests. Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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